Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

U.S. Global Investors Funds:

We consent to the use of our report, dated February 27, 2013, with respect to the financial statements of Near-Term Tax Free Fund and Tax Free Fund, each a fund within the U.S. Global Investors Funds, as of December 31, 2012, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Registration Statement on Form N-14.

/s/ KPMG LLP

Boston, Massachusetts

November 12, 2013